EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 0 Business Update March 2012

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 1 Statements contained in this presentation about future performance, including, without limitation, earnings, asset and rate base growth, load growth, capital expenditures, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors,” and “Management’s Discussion and Analysis” in Edison International’s 2011 Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 2 Delivering Superior and Sustained Value Edison International • Diversified platform (regulated and competitive) best positions EIX in an industry undergoing unprecedented change • Positioned for long-term earnings and dividend growth • Investment discipline Southern California Edison • Balancing electric system safety, reliability, and affordability to ensure long- term sustainable growth • Strategic focus on infrastructure investment (transmission and distribution) • Pursuing advanced technologies (Smart Grid and electric transportation) • Decoupled regulatory model mitigates risk of changing demand and fuel cost Edison Mission Group • Narrowed and refocused business strategy – larger Midwest Generation stations, and natural gas-fired and wind generation projects • Preserve and enhance liquidity to weather current market conditions Our key operating principles emphasize financial discipline, superior execution, and innovative solutions to the challenges of today and tomorrow

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 3 Financing Strategies • No financial support from, or distributions to, Edison International • Preserve and enhance liquidity:  Reduce O&M spending on smaller Midwest Generation facilities  Lower and delay Midwest Generation environmental spending  Reduce development spending  Capistrano Wind Partners and additional non-recourse project debt • Authorized CPUC capital structure (through 2012): 48% common equity, 43% long-term debt, 9% preferred stock • Periodic issuance of debt and preferred equity to maintain authorized capital structure • Issue short-term debt to meet liquidity requirements • Modest annual increases, subject to Board approval, while SCE implements major capital investment program • Target payout ratio is 45-55% of SCE earnings Southern California Edison Edison Mission Group Dividend Policy

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 4 • One of the nation’s largest electric utilities  Nearly 14 million residents in service territory  4.9 million customer accounts  50,000 square-mile service area  Over 110,000 miles of distribution and transmission lines • 7-9% projected average annual rate base growth driven by $11.8 billion - $13.2 billion capital program  System reliability expenditures  California Renewables Portfolio Standard  Technology improvements SCE Highlights SCE Service Territory

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 5 SCE Constructive Environment Regulatory framework supports growth and reliability needs Element • Multi-year cost-of-capital mechanism • Forward-looking rate-making • FERC transmission incentives • Advance approval of annual procurement plans • Reliable electric system • Decoupling of regulated revenues from sales • Procurement trigger mechanism • Formula Ratemaking Benefits to Customers and Investors Through 2012, return on common equity tied to trigger mechanism based on Moody’s Baa Utility Bond Index; current rate is 11.5%, 2013 application to be filed in April 2012 Three-year process allows planning of capital expenditures and operating costs Return on common equity adders, construction work in progress in rate base and abandoned plant recovery (if needed) Upfront prudency review of utility procurement plan State regulatory actions supportive of reliable electric system; significant infrastructure replacement program Allows utility to promote energy conservation; stabilizes revenues during economic cycles Pre-established mechanism to adjust procurement rates should costs rise or fall significantly Annual adjustment to cost recovery for FERC investment

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 6 1 Currently forecasted 2012-2014 FERC and CPUC capital spending, subject to timely receipt of permitting, licensing, and regulatory approvals. Forecast range reflects an 11% variability to annual expenditure levels related to execution risk, scope change, delays, regulatory constraints, and other contingencies. Variability based on average level of actual variability experienced from 2009 through 2011. SCE Capital Expenditures Forecast Total Forecast Range1 $5.0 $4.4 $3.8 $13.2 $4.4 $4.0 $3.4 $11.8 $3.9 $5.0 $4.4 $3.8 2011 2012 2013 2014 By Proceeding % 2012 CPUC Rate Case 68 FERC Cases 29 Total 100 Other CPUC 3 Forecast By Classification $ % Solar Photovoltaic 0.2 1 Edison SmartConnect™ 0.4 3 Generation 1.7 13 Transmission 3.8 29 Distribution 7.1 54 Total 13.2 100 ($ billions) Capital expenditures reflect 2012 GRC assumptions; proposed decision is pending

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 7 $11.4 $12.5 $13.1 $15.0 $16.8 $18.8 2006 2007 2008 2009 2010 2011 Rate Base1 Core Earnings2 11% 12% 2006 – 2011 CAGR 1 Recorded rate base, year-end basis. 2 See SCE Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Core Earnings2 $1.89 $2.07 $2.25 $2.68 $3.01 $3.33 SCE Year-End Rate Base and Core Earnings ($ billions)

Leading the Way in Electricity SM

SCE Rate Base Forecast

($ billions)

2012 – 2014 CAGR[2]	
Rate Base	7-9%


$20.8
$19.9
$22.6
$21.2
$24.7
$22.8
2012
2013
2014

- Rate base forecast[1] based on 2012 CPUC GRC and 2012 FERC Formula Rate requests including consolidated FERC CWIP in rate base
- Forecast subject to change based on timely receipt of permitting, licensing, capital deployment, and regulatory approvals on capital expenditures

1 Forecast range is weighted-average year basis and includes: (1) forecasted 2012-2014 CPUC and FERC rate base requests; (2) SCE Solar PV program including CPUC approved petition for modification; (3) consolidation of CWIP projects; (4) estimated impact of bonus depreciation provisions as allowed by The Tax Relief and Unemployment Insurance Reauthorization and Job Creation Acts of 2010. Rate Base forecast range reflects capital expenditure forecast range from SCE Capital Expenditures Forecast.

2 Forecasted Rate Base and related earnings per share growth may vary depending on authorized revenues and cost of capital, including financing costs, operating expenses, taxes, and other revenue activities.

March 1, 2012 8 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 9 SCE 2012 CPUC General Rate Case • Application filed November 23, 2010 to set base revenue requirement for 2012-2014  Rate increase driven by system reliability, load growth, capital-related expense, and technology needs  Excludes fuel and purchased power costs, and transmission projects under FERC jurisdiction  Cost of capital determined in separate proceeding • SCE’s current request based on October 24 update testimony: Revenue Requirement increase of $809 million in 2012, $117 million in 2013, and $513 million in 2014, net of sales growth • The Division of Ratepayer Advocates (DRA) recommends a decrease in 2012 revenue requirement of approximately $850 million  $630 million operation and maintenance expense reductions  $220 million capital-related revenue requirement reductions • The Utility Reform Network and other interveners recommend an additional $610 million reduction beyond DRA adjustments, primarily capital-related in nature • Public participation hearing held January 26 on SCE’s response to the December 1 windstorm • Proposed decision pending • Final decision is retroactive to January 1, 2012, through memorandum account

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 10 4 5 6 7 8 9 10 Feb-08 Feb-09 Feb-10 Feb-11 Feb-12 Ra te (% ) Moody’s Baa Utility Index - 12-month moving average and spot rate through 2/15/12 SCE Cost of Capital Mechanism • Since 2008, SCE’s CPUC authorized ROE has been 11.5%. The CPUC’s mechanism sets Return on Equity (ROE) annually through end of 2012  ROE adjustment based on 12-month average of Moody’s Baa utility bond index, measured in September of each year  If index exceeds a 1% deadband from starting index value of 6.26%, authorized ROE changes by half the difference • Moving average was 5.76% for final period ending 9/30/11; 2012 ROE will continue at 11.5% through year- end (mechanism not operative for 2013) • By April 20, 2012, SCE will submit an application to the CPUC for its 2013 Cost of Capital and authorized ROE Starting Index = 6.26% Moody’s Baa Utility Index Spot Rate Moving Average (since October 1, 2011 = 5.07%)

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 11 Balancing Key Objectives • Realize sustainable growth opportunities utilizing prudent risk / return investment policy  Manage impact on customer rates  Focus on grid reliability and public policy investments  Manage within capital constraints • Protect favorable business position in light of internal / external challenges  Effectively navigate regulatory environment  Ensure customer satisfaction amid challenging rate environment Strategy is to balance reliability, rates, and public policy requirements to ensure long-term sustainable business growth platform Electricity Customers Customer Rates Safety & Reliability Public Policy

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 12 Operating Platform1 Coal2 Natural Gas Wind Other Total MW 7,096 1,269 1,861 153 10,379% 68 12 18 2 100 Under Construction Wind Natural Gas3 Wind Development Pipeline4 MW 120 479 MW ~1,300 67 141 19 244 190 461 5,172 167 133 305 40 1,884 144 EMG Business Platform December 31, 2011 1 Natural gas includes oil-fired; other includes Doga in Turkey (144 MW) and Huntington biomass (9 MW) which are not shown. 2 Includes 858 MW to be shut down by 2014. 3 Deliveries under the power sales agreement are expected to commence in 2013. 4 Owned or under exclusive agreement. 240 964 479 120 55

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EMG Hedge Program Status

December 31, 2011

	2012	Change From Q3	2013	Change From Q3	2014	Change From Q3
Midwest Generation						
Total GWh (NI, AEP/Dayton, and Indiana Hubs)[2]	7,185	(1,021)	1,020	—	—	—
Average price ($/MWh)[1]	$38.76	$1.16	$40.43	$1.32	—	—
Coal under contract (millions of tons)	16.0	2.3	9.8	—	9.8	—
Homer City						
Total GWh (West Hub)[3]	432	(887)	—	(204)	—	—
Average price ($/MWh)[1,4]	$52.34	$0.55	—	—	—	—
Coal under contract (millions of tons)	3.3	1.1	0.8	—	—	—

1 The above hedge positions include forward contracts for the sale of power and futures contracts during different periods of the year and the day. Market prices tend to be higher during on-peak periods and during summer months, although there is significant variability of power prices during different periods of time. Accordingly, the above hedge positions are not directly comparable to the 24-hour Northern Illinois Hub or PJM West Hub prices set forth above.

2 Includes hedging transactions primarily at the Northern Illinois Hub and to a lesser extent the AEP/Dayton Hub, both in PJM, and the Indiana Hub in MISO.

3 Includes hedging transactions primarily at the PJM West Hub and to a lesser extent at other trading locations. 2012 includes hedging activities entered into by EMMT for the Homer City plant that are not designated under the intercompany agreements with Homer City due to limitations under the sale leaseback transaction documents.

4 The average price/MWh includes 172 MW of capacity for periods ranging from January 1, 2012 to May 31, 2012 at Homer City sold in conjunction with load requirements services contracts.

March 1, 2012 13 EDISON INTERNATIONAL®

Leading the Way in Electricity℠

EMG Coal Fleet Capacity Sales

December 31, 2011

	Installed Capacity MW	Unsold Capacity[1] MW	Capacity Sold[2] MW	RPM Capacity Sold in Base Residual Auction MW	RPM Capacity Sold in Base Residual Auction Price per MW-day	Other Capacity Sales, Net of Purchases[3] MW	Other Capacity Sales, Net of Purchases[3] Average Price per MW-day	Aggregate Average Price per MW-day
January 1, 2012 to May 31, 2012								
Midwest Generation	5,477	(555)	4,922	4,582	$110.00	340	$98.92	$109.23
Homer City[5]	1,884	(163)	1,721	1,771	$110.00	(50)	$30.00	$112.32
June 1, 2012 to May 31, 2013								
Midwest Generation	5,477	(773)	4,704	4,704	$16.46	—	—	$16.46
Homer City	1,884	(232)	1,652	1,736	$133.37	(84)	$16.46	$139.31
June 1, 2013 to May 31, 2014								
Midwest Generation	5,477	(827)	4,650	4,650	$27.73	—	—	$27.73
Homer City	1,884	(104)	1,780	1,780	$226.15	—	—	$221.03[4]
June 1, 2014 to May 31, 2015								
Midwest Generation	5,477	(852)	4,625	4,625	$125.99	—	—	$125.99
Homer City	1,884	(190)	1,694	1,694	$136.50	—	—	$136.50

1 Capacity not sold arises from: (1) capacity retained to meet forced outages under the RPM auction guidelines, and (2) capacity that PJM does not purchase at the clearing price resulting from the RPM auction.
2 Excludes renewable energy projects capacity sold between the periods of January 1, 2011 through May 31, 2015 of 4 MW and 56 MW.
3 Other capacity sales and purchases, net includes contracts executed in advance of the RPM base residual auction to hedge the price risk related to such auction, participation in RPM incremental auctions, and other capacity transactions entered into to manage capacity risks.
4 Includes the impact of a 100 MW capacity swap transaction executed prior to the base residual auction at $135 per MW-day.
5 Excludes 172 MW of capacity for periods ranging from January 1, 2012 to May 31, 2012 at Homer City sold in conjunction with load requirements services contracts.

March 1, 2012 14 EDISON INTERNATIONAL®

Leading the Way in Electricity SM

EMG 2006 Illinois CPS Agreement


Completed
2011 Emissions[1]
2012
2013
2014
2015
2016
2017
2018
2019
US EPA MATS Deadline
Mercury
Fleet-wide average emission rate (lb/GWh)
0.0074 or 86%[2]
Waukegan 7
Will County 3
0.008 or 90% reduction
Construction timeline
ACI $45 million
Cost included in SO2 spend
NOx
Fleet-wide average emission rate (lb/mmbtu)
0.17
0.11
Construction timeline
SNCR $105 million
SO2
Fleet-wide average emission rate (lb/mmbtu)
0.43
Waukegan 7
0.44
Waukegan 8
0.41
0.28
0.195
0.15
0.13
Joliet, Powerton, Will County
0.11
Construction timeline
Up to $628 million for large units[3]
Fleet-wide requirement
Unit-specific requirement

1 Based on tests administered closest to year ended December 31, 2011, and submitted to Illinois EPA for compliance.

2 Actual mercury requirement for 2011 under the CPS was 5 lb/MMacf ACI injection, which has been met. Percent reduction requirement is based on mercury concentration in coal before and after treatment system. Reduction is across all units, including Waukegan 7 and Will County 3, which will require particulate removal upgrades to meet fleet-wide emission and unit-specific requirements. Midwest Generation believes that currently installed ACI and particulate removal equipment is sufficient to achieve or exceed the requirements outlined in the final MATS Rule.

3 The estimated cost of retrofitting Joliet Unit 6, if made, would be approximately $75 million, while the estimated cost of retrofitting the Waukegan Station, if made, would be approximately $160 million. No decisions have been made to retrofit particular units.

March 1, 2012 15 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 16 • Capistrano Wind Partners (CWP) formed February 13, 2012 by EMG, TIAA-CREF, and CIRI (an Alaskan native corporation). $460 million commitment for wind development:  Operating projects transferred – Cedro Hill, Texas (150 MW) and Mountain Wind I and II, Wyoming (141 MW)  Projects to be transferred after completion in 2012 – Broken Bow, Nebraska (80 MW) and Crofton Bluffs, Nebraska (40 MW)  Transaction will net EMG ~$235 million (for five projects)  EMG retains an economic interest and will continue to operate and consolidate projects • Reduced development pipeline from 3,800 MW to approximately 1,300 MW along with related staffing reduction • New wind projects to be developed or acquired only with third-party capital EMG Wind Strategy & Financing Refocused Wind Strategy Project Debt Other Recent Wind Developments • $242 million debt financing closed in December 2011 for three wind projects:  Taloga, Oklahoma (130 MW)  Buffalo Bear, Oklahoma (19 MW)  Pinnacle, West Virginia (55 MW)  $110 million received in December 2011 and approximately $95 million by end of March 2012 • January 2012 – Pinnacle began commercial operations Wind Project Debt / Third-Party Capital • 1,406 MW financed ($1,147 million)1 • 575 MW not financed:  387 MW contracted2  188 MW merchant – Goat Wind, Texas (150 MW), Lookout, Pennsylvania (38 MW) 1 Includes four Minnesota projects (total 50 MW) that were impaired in the quarter ended December 31, 2011. 2 Includes Storm Lake project (108 MW) that was impaired in the quarter ended December 31, 2011.

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EMG Capital Expenditures

December 31, 2011
($ millions)

	2011[1]	2012	2013	2014
Midwest Generation				
Environmental expenditures[2]	$82	$35	$102	$311
Plant capital expenditures	27	21	46	16
Walnut Creek Project[3]	269	229	40	—
Renewable Energy Projects				
Capital & construction	267	114	1	2
Turbine commitments	8	—	—	—
Other capital expenditures	7	22	19	15
Subtotal	**$660**	**$421**	**$208**	**$344**
Homer City				
Environmental expenditures[4]	4	—	—	—
Plant capital expenditures[4]	11	—	—	—
Total	**$675**	**$421**	**$208**	**$344**

1 2011 expenditures shown on accrual basis.

2 Projected environmental expenditures retrofit Powerton Units 5 and 6, Joliet Units 7 and 8, and Will County Units 3 and 4. The estimated cost of retrofitting Joliet Unit 6, if made, would be approximately $75 million, while the estimated cost of retrofitting the Waukegan Station, if made, would be approximately $160 million. No decisions have been made to retrofit particular units.

3 Total project costs are estimated to be $610 million. Capital expenditures in the above table exclude $72 million of interest and expenses during construction, financing costs, and costs incurred before 2011.

4 Excludes expenditures beyond 2011, as EMG expects to lose substantially all beneficial economic interest and control in the plant.

March 1, 2012 17 *EDISON INTERNATIONAL®*

Leading the Way in Electricity SM

Liquidity Profile

December 31, 2011
($ millions)

Sources	SCE	EMG: EME & Subs	EMG: Edison Capital & other[1]	EIX parent co. & other
Credit Facility	$2,894	$1,064	$ —	$1,426
Credit Facility (availability)	$2,394	$995	$ —	$1,416
Cash & short-term investments[2]	62	1,300	61	51
Available Liquidity	**$2,456**	**$2,295**	**$61**	**$1,467**

- 2011 EMG liquidity improved from:
  - $388 million US Treasury Grants
  - $167 million distributions from wind financings
- Recognized tax benefits total $520 million at December 31, 2011:
  - EMG recognized tax-sharing benefits related to net operating loss carryforwards of $326 million and production tax and other credit carryforwards of $194 million at December 31, 2011
  - EMG received $213 million from EIX under tax sharing agreement in 2011 and is expected to make a $185 million payment in 2012 for change in allocation of taxes resulting from net operating loss carrybacks
  - EMG not expected to receive tax sharing payments from EIX until at least 2013, assuming continuation of current tax law, and may not become current on those payments for several years
- EME credit facility terminated in February 2012

1 Edison Capital & other includes Mission Energy Holding Company and other EMG subsidiaries.
2 EMG had corporate cash of $951 million at December 31, 2011. Corporate cash is defined as cash and cash equivalents of EMG and cash and cash equivalents of subsidiaries that do not have third-party dividend restrictions.

March 1, 2012 18 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 19 Southern California Edison • Average rate base range of $19.9 - $20.8 billion • Approved capital structure: 48% equity, 11.5% ROE (CPUC), 11.1% ROE (FERC) • No energy efficiency earnings • AFUDC offsets other costs outside CPUC rate case • FERC ROE may change due to differences in project incentives Edison Mission Group • No capital commitment from EIX • Reduced dispatch and coal consumption at current power prices • Reduced operations and maintenance expenses at coal plants • Transition Homer City ownership and discontinued operations accounting • Delayed environmental capital expenditures due to use of ultra-low sulfur coal • Reduced development spending Edison International • Modest dividend increase (subject to Board approval) • Return to historical trend for holding company costs • No change in basic shares outstanding Due to pending SCE regulatory and financial decisions impacting 2012 earnings, 2012 guidance will not be provided at this time 2012 Operating Assumptions

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 20 Our Shareholder Value Proposition • Dual platform operating across the full spectrum of the electric industry • Southern California Edison  Among the best domestic electric utility growth platforms  Supportive regulatory framework  Leadership in renewable energy, energy efficiency, electric vehicles and Smart Grid development • Edison Mission Group  Narrowed and refocused business strategy on larger Midwest Generation stations, and natural gas-fired and wind generation projects  Preserve and enhance liquidity to weather current market conditions • Commitment to long-term shareholder value creation • Incentive compensation and stock ownership guidelines consistent with shareholder interests • Edison people committed to safety, customer service, and operational excellence

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 21 Updates Since Our Last Presentation • Financing Strategies (p. 3) • SCE Capital Expenditures Forecast (p. 6) • SCE Rate Base Forecast (p. 8) • SCE 2012 CPUC General Rate Case (p. 9) • EMG 2006 Illinois CPS Agreement (p. 15) • EMG Wind Strategy & Financing (p. 16) – New Slide • EMG Capital Expenditures (p. 17) • 2012 Operating Assumptions (p. 19) – New Slide • SCE Transmission Program (p. 23) • Q4 11 results and standard information

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 22 SCE Appendix

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 23 SCE Transmission Program Transmission expenditures are needed to improve system reliability and increase access to renewable energy Eldorado Ivanpah San Joaquin Cross Valley Loop Los Angeles Vincent San Diego Pardee Antelope Palmdale Santa Ana SCE Service Territory Santa Clarita Valley Mira Loma Devers Palm Springs Windhub San Joaquin Cross Valley Loop Colorado River Rector Whirlwind Ivanpah Eldorado Highwind Alberhill Tehachapi Segments 1-3 500kV Tehachapi Segments 4-11 500kV DCR 500kV Alberhill Redbluff Redbluff Existing Substation 1 FERC and CPUC jurisdictional assets. Direct expenditures include direct labor, land and contract (materials & contractor) costs incurred for each project and excludes allocated overhead costs included in the SCE Capital Expenditures Forecast for 2012 - 2014. Subject to timely receipt of permitting, licensing, and regulatory approvals. 2 Segments 1-3A were energized and in-service in 2009. The remainder is under construction and will be phased into service through 2015. As required by the CPUC, SCE will file for a revised total project cost cap upon final project engineering, expected to be complete later this year. 3 Eldorado-Ivanpah Project received CPUC approval at $411 million related to reduced contingency. SCE has the ability to file an updated cost when final engineering is completed. 4 SCE has experienced significant cost pressures on its Tehachapi and Devers-Colorado River Transmission Projects, primarily related to environmental monitoring and mitigation costs, scope changes, and schedule delays. Related CPUC filings will be updated when final engineering is completed. Project Name Project Lifecycle Phase In Service Date Direct Project Costs1 % of Spend Complete 2012-2014 Forecast1 Tehachapi 1-112,4 Construction 2015 $2,500 62% $904 Devers-Colorado River4 Construction 2013 860 18% 709 Eldorado-Ivanpah3 Engineering / Construction 2013 444 6% 417 Red Bluff Construction 2013 234 6% 220 Alberhill Licensing 2015 315 7% 242 San Joaquin Cross Valley Loop Engineering / Construction 2014 190 10% 170

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 24 California Renewables Policy • On April 12, 2011, Governor Brown signed SB X 1 2, which codifies a 33% Renewables Portfolio Standard for California  Allows use of Renewable Energy Credits (RECs) for up to 25% of target with decreasing percentages over time  Applies similar RPS rules to all electricity providers (investor- and publicly-owned utilities, as well as Electric Service Providers) • SCE’s actual 2011 renewable resources provided 15.5 billion kWh, or 21.1% of SCE’s portfolio • For the state to meet the new RPS goals, SCE will need to build a significant amount of transmission facilities to interconnect renewable resources The new California 33% RPS is achievable, but it will be challenging and comparatively expensive

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 25 SCE Renewable Portfolio Solar 6% Small Hydro 6% Geothermal 47% Biomass 6% Wind 35% Renewable Resources (billion kWh) 15.5 28.3 2011 Actual Deliveries 2020 33% RPS Goal 83% Increase Actual 2011 Renewable Resources: 21.1% of SCE’s portfolio

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 26 SCE Solar Photovoltaic Program (SPVP) • On February 16, 2012 CPUC approved the decision on SCE’s requested program modification1:  Between 115-125 MW for both utility-owned built and independent power producer projects  Increases allowed utility and IPP ground mounted sites to 20% (from 10%)  Approves transfer of 250 MW from SPVP to Renewable Auction Mechanism (RAM)2 − All renewable resources are eligible for RAM, up to 20 MW per facility cap • Utility-built cost recovery included in the 2012 CPUC GRC 1 CPUC decision received June 2009 authorized SCE to construct up to 250 MW for a cost of $1 billion, SCE to procure up to an additional 250 MW from independent power producers. 2 RAM solicitation equivalent for 250 MW DC is 225 MW AC SCE Pilot Sites completed CPUC approval June 2009 51 MW awarded to IPPs July 2010 Various IPP sites in construction 2009 2010 2011 2012 2013 2014 SCE completes construction of 23 sites (72 MW) including 1 ground site SCE to complete 125 MW utility build • SCE’s capital expenditure forecast for the program reduced by $0.5 billion

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 27 SCE Distribution Program • Distribution expenditures required to meet customer and load growth, infrastructure needs, information technology and related general plant • Demonstrated operational capability to execute infrastructure replacement programs • Slow growth in California economy, resulting in less customer growth, allows for increased infrastructure replacement expenditures • Smart Grid technology to provide increasing long term investment options • Expenditures to be approved in pending 2012 GRC 2012 - 2014 Expenditures in Distribution Assets $7.1 Billion 1 Includes information technology, facilities/buildings, corporate center, etc. 2 Includes underground conversions, customer requests/relocations, claims, etc. Load Growth New Service Connections Infrastructure Replacement General Plant1 Other2

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SCE SmartConnect™ Program

- 5 million "smart" meters to be installed by end of 2012
  - 3.8 million meters installed through 2011
- Total approved project: $1.6 billion ($1.25 billion capital)
- Cost recovery transitioning to CPUC GRC rates starting in 2013
- Implementation expected to:
  - Provide residential and small commercial customers access to energy use and cost information, and new dynamic rate options
  - Promote energy efficiency benefits, potentially reducing as much as 1,000 MW of peak demand
  - Avoid GHG emissions up to 365,000 metric tons per year
  - Provide capability to integrate customer's smart appliances and devices within the home



2008	2009	2010	2011	2012
September 2008 - program approved by CPUC	September 2009 - deployment launch	2.02 million meters installed, remote service switch for customer move in/move out, implemented interval data billing	3.8 million meters installed, enhanced information and services on SCE.com website, outage information, dynamic rate options, remote service switch enhancements, and Home Area Network (HAN) capabilities	100% meter deployment, load control, smart thermostat programs, and enhanced meter network monitoring and analytic systems

March 1, 2012 28 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 29 Coastal Power Plants Local Reliability Areas (generalized) California Transmission System (partial, generalized) Legend Name & Permit Holder MW Nuclear Plants Diablo Canyon – PG&E 2,240 San Onofre – SCE 2,250 Independent Generators Alamitos – AES 2,010 Redondo Beach – AES 1,343 Huntington Beach – AES 904 Moss Landing – DYN 2,530 South Bay – DYN 693 Morro Bay – DYN 673 Ormond Beach – GEN 1,516 Pittsburg – GEN 1,311 Contra Costa – GEN 674 Mandalay – GEN 430 Potrero – GEN 206 Encina – NRG 950 El Segundo – NRG 670 LADWP Haynes 1,611 Harbor 240 Scattergood 803 Area MW CAISO 18,505 LADWP 2,654 Total 21,159 California Once-Through Cooling Impacted Facilities California once-through cooling restrictions will impact 6,873 MW of coastal gas-fired generation in SCE's service territory

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 30 SCE Rates and Bills Comparison • SCE’s residential rates are above national average due, in part, to a cleaner fuel mix – cost for renewables are higher than high carbon sources • Average monthly residential bills are lower than national average – high rate levels offset by significantly lower average California customer usage  38% lower residential usage than national average, from relatively mild climate and higher efficiency building standards • Public policy mandates (33% RPS, AB32 GHG, Once-through Cooling) and electric system requirements will drive rates and bills higher 1 EIA's Form 826 Data Monthly Electric Utility Sales and Revenue Data (2010). 2010 Average Residential Rates1 (¢/kWh) 2010 Average Residential Bills1 ($ per Month) Key Factors 11.9 15.6 US Average SCE 31% Higher108 87 US Average SCE 23% Lower

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 31 Tier 1 - Base Line (BL) 12.5 8.5 Tier 2 - 101%-130% of BL 14.8 10.7 Tier 3 - 131%-200% of BL 22.9 17.5 Tier 4 - 201%-300% of BL 26.4 17.5 Tier 5 - Over 300% of BL 29.9 17.5 SCE Rate Design 2011 kWh Sales by Class of Service 2011 Systemwide Average Rate was 14.1¢/kWh 2011 Revenues by Source 1 2011 other CPUC includes items such as energy efficiency, SONGS steam generator replacement, Solar PV, SmartConnect™, and other. 2 CARE (low-income) customers represent approximately 33% of residential customers and approximately 30% of usage. 3 Tier 1 and 2 rates are subject to rate caps established in 2001, as modified by SB695 in 2009. 2011 Residential Customer Tiers3 Public Authorities 5% Agricultural, Resale & Other 6% Residential 34% Industrial 10% Commercial 45% Total 2011 Sales (millions kWh): 87,338 FERC 6% Fuel & Purchased Power 32% CPUC GRC Base Rates 45% Other CPUC1 17% Non-CARE2 Avg Rate (¢/kWh) CARE Avg Rate (¢/kWh)

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Other SCE Key Regulatory Events

	Case Number	Date of Filing	Status	Next Milestone
FERC Formula Rate Filing	ER11-3697	06/03/11	Settlement discussions on formula rate in progress. FERC rejected SCE's request for rehearing regarding ROE and SCE has initiated court appeal	Settlement conference to be held February 28 and 29, 2012
Tehachapi Transmission	A. 07-06-031	06/28/07	Recently issued CPUC orders have impacted construction on segment 8	CPUC approval of Petition for Modification for aviation marking and lighting; Advice Letter with revised costs based on final engineering to be filed with CPUC 1st half of 2012
Devers-Colorado River Transmission	A. 05-04-015	04/11/05	Construction began January 2012	Advice Letter with revised costs to be filed with CPUC 1st half of 2012
Eldorado-Ivanpah Transmission	A. 09-05-027	05/28/09	May 2011, Federal Record of Decision obtained from Bureau of Land Management	Construction and early interconnection to start Q1 2012
Alberhill	A. 09-09-022	09/30/09	Permit to Construct filed September 2009 converted to a CPCN filing March 2010. Amended Proponent's Environmental Assessment (PEA) per CPUC request submitted April 2011	Draft Environmental Impact Report (EIR) is expected from the CPUC Q1 2012
Four Corners Sale	A. 10-11-010	11/15/10	Negative declaration on CEQA application issue January 2012. Proposed decision approving sale issued on February 16	Final Decision expected March 22, 2012

March 1, 2012 32 *EDISON INTERNATIONAL®*

Leading the Way in Electricity SM

SCE Results of Operations

($ millions)

	Twelve Months Ended Dec 31, 2010			Twelve Months Ended Dec 31, 2011		
	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated
Operating Revenue	$5,606	$4,377	$9,983	$5,902	$4,675	$10,577
Fuel and purchased power	—	3,293	3,293	—	3,356	3,356
Operation and maintenance	2,271	1,020	3,291	2,208	1,179	3,387
Depreciation, decommissioning and amortization	1,213	60	1,273	1,294	132	1,426
Property and other taxes	260	3	263	277	8	285
Gain on sale of assets	—	(1)	(1)	—	—	—
Total operating expenses	3,744	4,375	8,119	3,779	4,675	8,454
Operating income	1,862	2	1,864	2,123	—	2,123
Net interest expense and other	(330)	(2)	(332)	(378)	—	(378)
Income before income taxes	1,532	—	1,532	1,745	—	1,745
Income tax expense	440	—	440	601	—	601
Net income	1,092	—	1,092	1,144	—	1,144
Dividends on preferred and preference stock not subject to mandatory redemption	52	—	52	59	—	59
Net income available for common stock	$1,040	$—	$1,040	$1,085	$—	$1,085
Core Earnings			$984			$1,085
Non-Core Earnings[1]:						
Global settlement			95			—
Tax impact of health care legislation			(39)			—
Total SCE GAAP Earnings			$1,040			$1,085

1 See Use of Non-GAAP Financial Measures.

March 1, 2012 33 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 34 EMG Appendix

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 35 1 Includes the price of energy, capacity, ancillary services, etc. 2 Average realized gross margin is equal to all-in average realized price less average fuel and emission costs. 3 See Other Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. 4 Includes 858 MW to be shut down by 2014. Average realized fuel cost ($/MWh)3 Average realized gross margin ($/MWh)2 $16.48 $17.31 $17.17 $18.06 $31.40 $22.45 $31.77 $27.44 Q4 10 Q4 11 2010 2011 All-in Average Realized Prices1,3 $47.88 $48.94 $39.76 $45.50 • Total Generation (GWh) • Forced Outage Rate • Capacity Factor • Equivalent Availability • Load Factor Q4 11 7,158 3.6% 62.8% 91.7% 68.5% 2010 29,798 6.2% 62.3% 82.2% 75.8% 2011 28,145 5.3% 62.2% 82.9% 75.0% Midwest Generation (Illinois) 5,172 MW4 – Six mid-merit facilities Utilizes Powder River Basin (PRB) coal with new multi-year rail contract beginning in 2012 Operational Statistics Q4 10 7,708 4.5% 63.9% 90.4% 70.7%

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 36 Homer City (Pennsylvania) 1 Includes the price of energy, capacity, ancillary services, etc. 2 Average realized gross margin is equal to all-in average realized price less average fuel and emission costs. 3 See Other Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. 1,884 MW – Three base-load units Utilizes Northern Appalachian (NAPP) coal Coal sourced locally and delivered by truck Average realized fuel cost ($/MWh)3 Average realized gross margin ($/MWh)2 $27.55 $29.91 $25.26 $28.58 $31.70 $16.53 $34.16 $26.68 Q4 10 Q4 11 2010 2011 All-in Average Realized Prices1,3 $59.25 $59.42 $46.44 $55.26 Operational Statistics • Total Generation (GWh) • Forced Outage Rate • Capacity Factor • Equivalent Availability • Load Factor Q4 10 2,801 3.8% 67.3% 92.2% 73.0% Q4 11 2,459 5.0% 59.1% 87.9% 67.3% 2010 11,028 10.8% 66.8% 79.7% 83.8% 2011 9,428 13.8% 57.1% 75.8% 75.4% Expect transfer of Homer City ownership and recording as discontinued operations

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 37 Reconciliation to Earnings1 EMG – Adjusted EBITDA Q4 09 Q4 10 $(1,071) — (1,071) 82 — (761) 81 (1,669) 19 1,753 $103 Earnings Addback (Deduct): Discontinued operations Income from continuing operations Interest expense Interest income Income taxes (benefits) Depreciation and amortization EBITDA2 Production tax credits Addback: Asset impairments and other Adjusted EBITDA December 31, 2011 ($ millions) 2009 2010 $(1,089) 3 (1,086) 324 (1) (863) 310 (1,316) 66 1,760 $510 2011E 1 Earnings refer to net income attributable to Edison Mission Group. 2 See Use of Non-GAAP Financial Measures. 10 1 2 10 1 $10 — 10 65 — (14) 68 129 17 41 $187 $224 (4) 220 264 (9) (36) 249 688 62 48 $798 Due to SCE pending regulatory and financial decisions impacting 2012 earnings, 2012 guidance will not be provided at this time

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 38 EMG Debt Covenant Status Midwest Generation Credit Facility Debt to Capitalization Ratio Covenant threshold (less than or equal to) Homer City Lease Agreement Senior Rent Service Coverage Ratio2,3 Covenant Threshold (greater than) 9/30/11 0.15 0.60 2.51 1.70 12/31/10 0.14 0.60 1.87 1.70 3/31/11 0.14 0.60 1.75 1.70 6/30/11 0.13 0.60 1.64 1.70 1 EME credit facility terminated in February 2012. 2 A Senior Rent Coverage Ratio below the 1.7x threshold is not an event of default under the Homer City Lease Agreement. See “Management’s Overview – Homer City Lease” in EME annual report on Form 10-K for the year ended December 31, 2011. 3 Homer City believes it will not meet the covenant requirements of its sale leaseback documents relating to the payment of equity rent at April 1, 2012. 0.15 0.60 1.18 1.70 12/31/11 EME Credit Obligations1 Non-Recourse Homer City Obligations

Leading the Way in Electricity SM

EMG Comparative Operating Statistics

	Q4 10	Q4 11	Variance	%	2010	2011	Variance	%
Midwest Generation								
Generation (in GWh)	7,708	7,158	(550)		29,798	28,145	(1,653)	
Performance								
Equivalent availability	90.4%	91.7%	1.3%		82.2%	82.9%	0.7%	
Forced outage rate	4.5%	3.6%	(0.9)%		6.2%	5.3%	(0.9)%	
Pricing Information								
Average realized energy price ($/MWh)								
Energy only contracts	$37.63	$32.84	$(4.79)	(13)%	$40.12	$36.83	$(3.29)	(8)%
Average cost of fuel ($/MWh)	$16.48	$17.31	$0.83	5%	$17.17	$18.06	$0.89	5%
Flat energy price – NI Hub ($/MWh)	$27.39	$26.92	$(0.47)	(2)%	$33.12	$33.21	$0.09	0%
Homer City								
Generation (in GWh)	2,801	2,459	(342)	(12)%	11,028	9,428	(1,600)	(15)%
Performance								
Equivalent availability	92.2%	87.9%	(4.30)%		79.7%	75.8%	(3.9)%	
Forced outage rate	3.8%	5.0%	1.20%		10.8%	13.8%	3.0%	
Pricing Information								
Average realized energy price ($/MWh)	$49.13	$39.70	$(9.43)	(19)%	$49.04	$46.36	$(2.68)	(5)%
Average cost of fuel ($/MWh)	$27.55	$29.91	$(2.36)	(9)%	$25.26	$28.58	$3.32	13%
Flat energy price – PJM West Hub ($/MWh)	$43.51	$35.91	$(7.60)	(17)%	$46.56	$43.57	$(2.99)	(6)%
Flat energy price – HC Busbar ($/MWh)	$37.35	$33.65	$(3.70)	(10)%	$39.18	$39.58	$0.40	1%
Basis (PJM West Hub – HC Busbar)	$6.16	$2.26	$(3.90)		$7.38	$3.99	$(3.39)	

March 1, 2012 39 *EDISON INTERNATIONAL®*

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EMG Other Non-GAAP Reconciliations

($ millions)

Reconciliation of Midwest Generation and Homer City Operating Revenues and Fuel Costs to All-in Average Realized Price/MWh and Average Realized Fuel Cost/MWh

	Midwest Generation				Homer City			
	Q4 10	Q4 11	2010	2011	Q4 10	Q4 11	2010	2011
Generation (GWh)	7,708	7,158	29,798	28,145	2,801	2,459	11,028	9,428
Operating revenues	$375	$289	$1,479	$1,286	$159	$117	$636	$527
Less: Unrealized (gains) losses	(5)	(4)	6	(3)	7	(2)	20	(5)
Other revenues	(1)	—	(27)	(2)	—	(3)	—	(2)
Realized revenues	$369	$285	$1,458	$1,281	$166	$112	$656	$520
All-in average realized price/MWh	$47.88	$39.76	$48.94	$45.50	$59.25	$46.44	$59.42	$55.26
Fuel costs	$129	$122	$519	$512	$78	$73	$279	$269
Add back: Unrealized gains (losses)	(2)	2	(7)	(4)	—	—	—	—
Realized fuel costs	$127	$124	$512	$508	$78	$73	$279	$269
Average realized fuel cost/MWh	$16.48	$17.31	$17.17	$18.06	$27.55	$29.91	$25.26	$28.58

Reconciliation of Midwest Generation and Homer City Operating Revenues to Segment Revenues and Fuel Costs

	Q4 10	Q4 11	2010	2011
Operating revenues				
Midwest Generation	$375	$289	$1,479	$1,286
Homer City	159	117	636	527
Renewable projects	44	66	137	221
Other revenues	10	27	171	146
Segment revenues as reported	$588	$499	$2,423	$2,180
Fuel Costs				
Midwest Generation	$129	$122	$519	$512
Homer City	78	73	279	269
Other revenues	—	6	11	18
Segment revenues as reported	$207	$201	$809	$799

March 1, 2012 40 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 41 Appendix

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 42 Short- and Long-Term Debt Maturities SCE EMG1 EIX Expiration of Credit Facilities SCE EME2 MWG3 EIX Debt Maturity Profiles 2013 2012 2014 2015 $419 57 10 $— 600 500 — December 31, 2011 ($ millions) $— 755 — $2,894 — — 1,426 $1,200 284 — $300 72 — 1 Includes project finance and other non-recourse debt. 2 EME credit facility terminated in February 2012. 3 MWG credit facility may not be available prior to maturity.

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 43 Fourth Quarter Earnings Summary 1 See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. The per share impact of participating securities is included in EIX parent company and other and was zero for the quarters ended December 31, 2011 and December 31, 2010. Q4 10 Q4 11 Variance Core EPS1 SCE $0.56 $0.76 $0.20 EMG 0.10 (0.03) (0.13) EIX parent company and other (0.08) 0.02 0.10 Core EPS $0.58 $0.75 $0.17 Non-Core Items SCE $— $— $— EMG (0.07) (3.26) (3.19) EIX parent company and other — (0.06) (0.06) Total Non-Core $(0.07) $(3.32) $(3.25) Basic EPS $0.51 $(2.57) $(3.08) Diluted EPS $0.51 $(2.57) $(3.08) Basic EPS Q4 10 Q4 11 $(2.57) $166 $(839) GAAP Earnings ($ millions) Q4 10 Q4 11 Core EPS Q4 10 Q4 11 $0.75 Core Earnings ($ millions) $190 $243 Q4 10 Q4 11 $0.58 $0.51

Leading the Way in Electricity SM

SCE Fourth Quarter Highlights

EPS	Q4 10	Q4 11	Variance
Core[1]	$0.56	$0.76	$0.20
Non-Core Items	—	—	—
Basic EPS[1]	**$0.56**	**$0.76**	**$0.20**

Key Core Earnings Drivers	
Higher operating revenue	$0.05
Rate base growth	
Operating revenue and other	
Lower expenses	0.15
Higher depreciation	(0.04)
Higher net financing costs	(0.03)
Income tax and other	
Deferred income taxes[2]	0.09
Other	(0.02)
Total	$0.20

Recent Developments

- Proposed decision on 2012 GRC pending
- Tehachapi transmission project supplemental information filed with CPUC January 10 and February 1 for Chino Hills segment
- SONGS Unit 2 steam generator preventive tube work being addressed during current planned outage; testing for tube leak cause continues on Unit 3 during unplanned outage; 20 year manufacturer warranty
- $0.03 per share in energy efficiency incentive earnings recorded

1 See Use of Non-GAAP Financial Measures in Appendix and Fourth Quarter Earnings Summary slide for reconciliation of core earnings per share to basic earnings per share.
2 Fourth quarter recognition of deferred income tax asset related to excess tax over book basis of nuclear fuel inventories.

March 1, 2012 44 EDISON INTERNATIONAL®

Leading the Way in Electricity SM

EMG Fourth Quarter Highlights

EPS	Q4 10	Q4 11	Variance
Core[1]	$0.10	$(0.03)	$(0.13)
Non-Core Items[2]	(0.07)	(3.26)	(3.19)
Basic EPS[1]	**$0.03**	**$(3.29)**	**$(3.32)**

Key Core Earnings Drivers	
Merchant coal[3]	
Midwest Generation	$(0.15)
Homer City	(0.06)
EMMT - trading	0.01
Renewable energy projects	0.03
Natural gas projects	0.02
Higher corporate and net interest expense	(0.04)
Lower income taxes and other	0.06
Total	$(0.13)

Recent Developments

- EPA MATS rule finalized in December; consistent with coal fleet compliance scenarios
- CSAPR rule stayed in December; CAIR allowance-based compliance approach continues in 2012
- New multi-year rail transportation agreement for Midwest Generation effective January 1, 2012
- Capistrano wind financing completed on February 13, 2012
- Year end asset impairment for Homer City, three Midwest Generation facilities, and certain wind projects

1 See Use of Non-GAAP Financial Measures in Appendix and Fourth Quarter Earnings Summary slide for reconciliation of core earnings per share to basic earnings per share.
2 Includes impairments and other charges for the quarter ended December 31, 2011, and write-off of capitalized costs for the quarter ended December 31, 2010.
3 Includes per share impact of unrealized gains of $0.01 for the quarter ended December 31, 2011, and losses ($0.01) for the quarter ended December 31, 2010.

March 1, 2012 45 EDISON INTERNATIONAL®

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 46 Fourth Quarter 2011 Non-Core Charges EPS Description EMG Impairment of Homer City (1.91) EMG expects to lose substantially all beneficial economic interest and material control of the plant; remaining net assets were $167 million at December 31, 2011; Homer City expected to eventually be a discontinued operations Impairment of three Midwest Generation facilities (1.19) Fair value of Fisk, Crawford, and Waukegan stations determined to be zero; Fisk to be shut down by the end of 2012; Crawford to be shut down by the end of 2014 Impairment of wind portfolio and charges (0.13) Fair value of Storm Lake and four small Minnesota wind projects reduced from $53 million to $23 million based on increasing operating costs and declining future power prices; reduced staffing and wind pipeline-related charges Write-down of net investment in aircraft leases (0.05) Net investment in three aircraft owned by Edison Capital and leased to American Airlines written down from $34 million to $8 million as a result of lessee filing for bankruptcy Gain on sale of March Point $0.02 Final distribution related to 2010 sale of 50% interest in March Point EMG Non-Core Total $(3.26) EIX parent company and other Deferred tax adjustment (0.06) Relates to EMG asset impairments Non-Core Total $(3.32)

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 47 2010 2011 Variance Core EPS1 SCE $3.01 $3.33 $0.32 EMG 0.59 (0.07) (0.66) EIX parent company and other (0.12) (0.04) 0.08 Core EPS $3.48 $3.22 $(0.26) Non-Core Items SCE $0.18 $— $(0.18) EMG 0.10 (3.27) (3.37) EIX parent company and other 0.08 (0.06) (0.14) Total Non-Core $0.36 $(3.33) $(3.69) Basic EPS $3.84 $(0.11) $(3.95) Diluted EPS $3.82 $(0.11) $(3.93) Full-Year Earnings Summary 1 See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. The per share impact of participating securities is included in EIX parent company and other and was zero for the year ended December 31, 2011, and $(0.01) for the year ended December 31, 2010. 2010 2011 $(37) 2010 2011 $(0.11) 2010 2011 $1,048 $3.22 2010 2011 $1,140 $3.48 $1,256 $3.84 Basic EPS GAAP Earnings ($ millions) Core EPS Core Earnings ($ millions)

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 48 SCE Full-Year Highlights Higher operating revenue Rate base growth Operating revenue and other Lower expenses Higher depreciation Higher net financing costs Income tax and other Change of tax accounting Deferred income taxes3 Other Total $0.54 0.12 (0.15) (0.10) (0.12) 0.09 (0.06) $0.32 Key Core Earnings Drivers EPS Core1 Non-Core Items2 Basic EPS1 2010 $3.01 0.18 $3.19 2011 $3.33 — $3.33 Variance $0.32 (0.18) $0.14 1 See Use of Non-GAAP Financial Measures in Appendix for reconciliation of core earnings per share to basic earnings per share. 2 Global tax settlement and Medicare Part D. 3 Fourth quarter recognition of deferred income tax asset related to excess tax over book basis of nuclear fuel inventories.

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 49 EMG Full-Year Highlights Merchant coal3 Midwest Generation Homer City EMMT - trading Renewable energy projects Higher net interest expense Lower income taxes and other Total 1 See Use of Non-GAAP Financial Measures in Appendix for reconciliation of core earnings per share to basic earnings per share. 2 Includes impairments and other charges for the year ended December 31, 2011, and global tax settlement, discontinued operations, and write-off of capitalized costs for the year ended December 31, 2010. 3 Includes per share impact of unrealized gains of $0.01 for the year ended December 31, 2011, and losses of $(0.06) for the year ended December 31, 2010. $(0.38) (0.20) (0.07) 0.04 (0.13) 0.08 $(0.66) Key Core Earnings Drivers EPS Core1 Non-Core Items2 Basic EPS1 2010 $0.59 0.10 $0.69 2011 $(0.07) (3.27) $(3.34) Variance $(0.66) (3.37) $(4.03)

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 50 Earnings Attributable to Edison International Core Earnings1 SCE EMG EIX parent company and other Core Earnings Non-core items SCE – tax impact of health care legislation SCE – tax settlement EMG – tax settlement2 EMG – impairment – Homer City Station EMG – impairment – Fisk, Crawford, and Waukegan Stations EMG – wind related charges EMG – write-off of capitalized costs – Powerton Station EMG – write-down in net investment in aircraft leases EMG – gain on sale of March Point EMG – discontinued operations EIX – tax settlement EIX – asset impairment deferred tax adjustment Total Non-core items GAAP Earnings Earnings Non-GAAP Reconciliations ($ millions) 1 See Use of Non-GAAP Financial Measures. 2 Includes termination of Edison Capital’s cross-border leases. Q4 10 $181 34 (25) $190 $— — — — — — (24) — — — — — $(24) $166 Q4 11 $247 (10) 6 $243 $— — — (623) (386) (41) — (16) 5 — — (21) $(1,082) $(839) Reconciliation of EIX Core Earnings to EIX GAAP Earnings 2010 $984 192 (36) $1,140 $(39) 95 52 — — — (24) — — 4 28 — $116 $1,256 2011 $1,085 (25) (12) $1,048 $— — — (623) (386) (41) — (16) 5 (3) — (21) $(1,085) $(37)

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 51 Earnings Per Share Attributable to SCE Core EPS1 Non-core items Tax settlement Health care legislation Regulatory and tax items Generator settlement/refund incentive Total non-core items Basic EPS SCE Core EPS Non-GAAP Reconciliations 1 See Use of Non-GAAP Financial Measures. Reconciliation of SCE Core Earnings Per Share to SCE GAAP Earnings Per Share 2006 $1.89 — — 0.40 0.09 0.49 $2.38 2007 $2.07 — — 0.10 — 0.10 $2.17 2008 $2.25 — — (0.15) — (0.15) $2.10 2009 $2.68 0.94 — 0.14 — 1.08 $3.76 2010 $3.01 0.30 (0.12) — — 0.18 $3.19 CAGR 12% 7% 2011 $3.33 — — — — — $3.33

EDISON INTERNATIONAL® Leading the Way in Electricity SM March 1, 2012 52 Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and EPS by principal operating subsidiary internally for financial planning and for analysis of performance. We also use core earnings and EPS by principal operating subsidiary when communicating with analysts and investors regarding our earnings results and outlook, to facilitate the company’s performance from period to period. Core earnings is a Non-GAAP financial measure and may not be comparable to those of other companies. Core earnings and core earnings per share are defined as GAAP earnings and basic earnings per share excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. GAAP earnings refer to net income attributable to Edison International common shareholders or attributable to the common shareholders of each subsidiary. EPS by principal operating subsidiary is based on the principal operating subsidiaries’ net income attributable to the common shareholders of each subsidiary, respectively, and Edison International’s weighted average outstanding common shares. The impact of participating securities (vested stock options that earn dividend equivalents that may participate in undistributed earnings with common stock) for each principal operating subsidiary is not material to each principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which we refer to as EIX parent company and other. EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA includes production tax credits from EMG’s wind projects and excludes amounts from gain on the sale of assets, loss on early extinguishment of debt and leases, and impairment of assets and investments. Our management uses Adjusted EBITDA as an important financial measure for evaluating EMG. The average realized energy price and average realized fuel cost is a non-GAAP performance measure since such statistical measures exclude unrealized gains or losses recorded as operating revenues and unrealized gains or losses recorded as fuel expenses. Management believes that the average realized energy price and average realized fuel cost is more meaningful for investors as it reflects the impact of hedge contracts at the time of actual generation in period-over- period comparisons or as compared to real-time market prices. A reconciliation of Non-GAAP information to GAAP information, including the impact of participating securities, is included either on the slide where the information appears or on another slide referenced in this presentation. Use of Non-GAAP Financial Measures